                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        Globe Business Resources, Inc.
     --------------------------------------------------------------------------
               (Name or Registrant as Specified In Its Charter)

                        Globe Business Resources, Inc.
     --------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (1)

         ----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
     3)  Filing Party:

         ----------------------------------------------------------------------
     4)  Date Filed:

         ----------------------------------------------------------------------

                                     [LOGO]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held July 9, 1996

Dear Shareholder:

         We are pleased to invite you to attend our first Annual Shareholders' Meeting as a public company which will be held at the Sharonville Convention Center, 11355 Chester Road, Cincinnati, Ohio 45246 on July 9, 1996 at 2:00 p.m. Eastern Time.

         The purposes of this Annual Meeting are:

         1.    To establish the number of directors to be elected at five;

         2.    To elect five directors to serve for the next year;

         3. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1997; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         After the meeting, we will discuss our operations during the past year and our plans for the coming year and answer any of your questions regarding the Company. Our executive officers and Board members will also be available to discuss the Company's operations with you.

                                           Yours truly,


                                           David D. Hoguet
                                           Chairman of the Board of Directors
Dated:  May 30, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                     [LOGO]




                         GLOBE BUSINESS RESOURCES, INC.
                              1925 Greenwood Avenue
                             Cincinnati, Ohio 45246

                            Telephone (513) 771-8221

                       ---------------------------------

                         P R O X Y    S T A T E M E N T

                         Annual Meeting of Shareholders
                                  July 9, 1996

                                  INTRODUCTION

         The Board of Directors of Globe Business Resources, Inc. ("Globe" or the "Company") is requesting your Proxy for use at the Annual Meeting of Shareholders on July 9, 1996, and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying Proxy Card is May 31, 1996.


                            VOTING AT ANNUAL MEETING

General
- - -------

         Shareholders may vote in person or by proxy at the Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of Items 1 and 3 and "FOR" the nominees for directors named herein. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the meeting.

         As of May 1, 1996, Globe had 4,254,369 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on May 24, 1996, (the "Record Date") are entitled to notice of and to vote at the meeting.

Principal Shareholders
- - ----------------------

         The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of May 1, 1996:

         Name of                            Amount and Nature of                Percent
         Beneficial Owner                   Beneficial Ownership                of Class
         ----------------                   --------------------                --------

         David D. Hoguet                             771,465 (a)                  18.1%
         1925 Greenwood Avenue
         Cincinnati, Ohio  45246

         Blair D. Neller                             705,643                      16.6%
         1650 West Camelback Road
         Phoenix, Arizona  85015

         Alvin Z. Meisel                             381,428                       9.0%
         1650 Central Parkway
         Cincinnati, Ohio  45210

         The Kaufman Fund                            250,000                       5.9%
         140 East 45th Street
         New York, New York  10017

(a)      Includes 46,751 shares held as custodian for Mr. Hoguet's two minor children.


Election of Directors
- - ---------------------

         The Company's Code of Regulations requires that the Board of Directors consists of at least three members with the exact number to be established by shareholders. At the last shareholders' meeting, the number was established at five and five directors were elected. The Board is recommending that the number of directors be continued at five. The affirmative vote of a majority of shares voting at the meeting is required to adopt this proposal.

         The Board is nominating for re-election all of the current directors, namely David D. Hoguet, Blair D. Neller, Alvin Z. Meisel, William R. Griffin and Thomas C. Parise.

         Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting.

         Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Ratification of Appointment of Accountants
- - ------------------------------------------

         The Audit Committee of the Board of Directors appointed Price Waterhouse LLP as its independent public accountants for the fiscal year ending February 28, 1997. Price Waterhouse LLP has been the independent accounting firm for the Company since 1989. Although not required by law, the Board is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1997. Representatives of Price Waterhouse LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Other Matters
- - -------------

         Any other matters considered at the Meeting including adjournment will require the affirmative vote of a majority of shares voting.

Voting by Proxy
- - ---------------

         All Proxy Cards properly signed will, unless a different choice is indicated, be voted "FOR" establishing the number of directors at five, "FOR" election of all nominees for directors proposed by the Board of Directors and "FOR" ratification of the selection of independent public accountants.

         If any other matters come before the Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Shareholder Proposals
- - ---------------------

         Shareholders who desire to have proposals included in the Notice for the Shareholders' Meeting to be held in 1997 must submit their proposals in writing to Globe, Attention Secretary, at its offices on or before February 1, 1997.

                                   MANAGEMENT


Directors and Executive Officers
- - --------------------------------

         The following is information concerning Globe's directors and executive officers as of May 1, 1996:

- - ------------------------------------------- ------------------------------------- -----------------------------------

                                                                                             Common Stock
           Name and Age                                    Position                       Beneficially Owned
                                                                                  -----------------------------------

                                                                                      Amount        Percentage
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

David D. Hoguet (44)                        Chairman of the Board of Directors,     771,465(3)            18.1
                                            Chief Executive Officer
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Blair D. Neller (43)                        President, Chief Operating Officer      705,643               16.6
                                            and Director
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Jeffery D. Pederson (36)                    Executive Vice President                      -                *

- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Victoria L. Chester (36)                    Senior Vice President - Planning            100                *
                                            and Development and Secretary
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Sharon G. Kebe (35)                         Senior Vice President - Finance and       1,000                *
                                            Treasurer
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Michael Skolnick (46)                       Senior Vice President                    24,793(4)             *

- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Lyle J. Tomlinson (34)                      Senior Vice President                    24,793(4)             *
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Paul D. Helwagen (40)                       Vice President - Operations                   -                *

- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Barbara A. Hemmelgarn (44)                  Vice President - Commercial                   -                *
                                            Development
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Scott W. Lummis (41)                        Vice President                                -                *
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

Alvin Z. Meisel(1)(2)   (67)                Director                                381,428                9.0

William R. Griffin(1)(2)   (52)             Director                                  1,500                *

Thomas C. Parise(1)(2)   (41)               Director                                  2,000                *

All Executive Officers and Directors as a                                         1,912,722(5)            44.4(5)
Group (13 Persons)
- - ------------------------------------------- ------------------------------------- ----------------- -----------------

- - -----------------------------------
*        Less than one percent

(1)  Audit Committee Member
(2)  Compensation Committee Member
(3)  Includes 46,751 shares held as custodian for Mr. Hoguet's two minor children.
(4)  Consists solely of exercisable stock options for the purchase of shares of Common Stock.
(5)  Includes outstanding exercisable stock options for the purchase of shares of Common Stock.

         Mr. Hoguet has been Chairman of the Board and Chief Executive Officer of the Company since April 1990. From 1986 to 1990, he served as President of the Company and its predecessor businesses. He has been a director since 1988. Prior to joining Globe, Mr. Hoguet was Vice President of Finance, Treasurer and a director of Chemed Corporation. Mr. Hoguet served as Chairman of the International Furniture Rental Association from May 1993 to March 1994 and as the Association's President from March 1991 to May 1993. Mr. Hoguet is a founder of the Company.

         Mr. Neller joined the Company as Executive Vice President in April 1989 and has been President and Chief Operating Officer since April 1990 and a director since 1989. Prior to joining Globe, Mr. Neller was a Vice President in the Consumer Markets Division of Merrill Lynch & Co. Mr. Neller is a director of the International Furniture Rental Association. Mr. Neller is a founder of the Company.

         Mr. Pederson has served as Executive Vice President since January 1996. He joined the Company as a Senior Vice President in April 1994. From 1987 until 1994 he was employed as the Vice President and Chief Operating Officer of Budget Rents Furniture, Inc.

         Ms. Chester has served as Senior Vice President-Planning and Development since January 1996 and as the Company's Secretary since January 1994. From January 1994 through January 1996 she also served as the Company's Treasurer and from January 1995 through January 1996 she served as Vice President - Planning. From October 1992 through December 1993, Ms. Chester was a portfolio manager for Sena, Weller, Rohs, Williams, a financial advisory firm. Ms. Chester was employed by Federated Department Stores in various capacities, including Director of Planning for its Stern's Department Stores division, from 1986 through August 1989, and from that time until June 1992 was engaged in earning a law degree. Ms. Chester is a certified public accountant and an attorney.

         Ms. Kebe has served as the Company's Senior Vice President - Finance and Treasurer since January 1996. She joined the Company as Controller in January 1993 and also served as Vice President - Finance between January 1995 and January 1996. For the nine years prior to that time, she was employed by Ernst & Young in various positions including audit manager and recruitment coordinator. Ms. Kebe is a certified public accountant.

         Mr. Skolnick has served as a Senior Vice President of the Company since February 1993. For over five years prior to that time, he was a Vice President of the Company.

         Mr. Tomlinson has served as a Senior Vice President of the Company since February 1993 and was a Vice President from April 1990 through January 1993. Prior to April 1990, Mr. Tomlinson was a District Manager of the Company.

         Mr. Helwagen has served as the Company's Vice President -

Operations since 1992. From 1988 to 1992, he was the Company's Director of Warehouse Operations. Prior to joining Globe, he was employed by the Lazarus Division of Federated Department Stores as Director of Furniture Operations.

         Ms. Hemmelgarn joined the Company as Vice President - Commercial Development, responsible for developing and coordinating all office furniture efforts, in October 1993. For more than five years prior to such time, Ms. Hemmelgarn held a variety of positions with Cort Business Services, Inc., including Zone General Manager, National Marketing and Merchandise Manager - Office, and Director of Commercial Development.

         Mr. Lummis has served as Vice President since 1995. From 1993 to 1995 he was a District General Manager for the Company. Prior to 1993, he was Vice President of Sales and Operations for Delta Furniture Rentals and Sales.

         Mr. Meisel has been President of The Globe Furniture Company (d/b/a Globe Furniture Galleries) a retail furniture operation located in Cincinnati, since 1959. Mr. Meisel is a founder of the Company. Mr. Meisel has been a director of the Company since 1989.

         Mr. Griffin is President and a director of Roto-Rooter, Inc., a provider of sewer and drain cleaning services, a position he has held since May 1985. Since May 1991 Mr. Griffin also has been an Executive Vice President of Chemed Corporation, a diversified corporation with interests in plumbing, cleaning services, medical and dental supplies and other areas. Mr. Griffin is also a director of Barefoot Inc. and Chemed Corporation.

         Mr. Parise is President and a director of Inter-Tel, Incorporated, a designer and manufacturer of voice and data communication systems and network services. Mr. Parise has served in various capacities with Inter-Tel over the past 15 years.

         None of the officers or directors is related except that Mr. Hoguet is Mr. Meisel's son-in-law.

Board Actions and Compliance with Section 16 of the Exchange Act
- - ----------------------------------------------------------------

         The Board of Directors met four times during fiscal 1996 and took action in writing on eight occasions.

         The Audit Committee, composed of Messrs. Parise (Chairman), Griffin and Meisel, all of whom are non-employee directors, is responsible for reviewing the Company's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationships between the Company and its outside accountants. This committee was constituted on January 11, 1996 in conjunction with the Company's initial public offering (the "Offering"). The Committee has met twice since its formation.

         The Compensation Committee is responsible for establishing compensation levels for management and for administering the Company's Stock Option Plans. The Compensation Committee, consisting of Messrs. Griffin (Chairman), Meisel and Parise, all of whom are non-employee directors, was constituted on January 11, 1996 in conjunction with the Company's initial public offering. The Committee has met twice since its formation.

         The Company does not have a nominating or executive committee.

         Directors who are not employees of the Company receive $10,000 per year for serving as a Director and a member of committees, plus $750 for each director's meeting attended and $250 for each director's meeting held by telephone. Committee members receive $750 per committee meeting attended, unless the committee meeting occurs on the same day as a director's meeting, in which case the committee member will receive only the director's meeting fee. Directors who are employees of the Company are not separately compensated for serving as Directors.

         The Company is not aware of any instances where any person, who during fiscal 1996 was required to file a report pursuant to Section 16(a) of the Securities Exchange Act of 1934, failed to report any transaction on a timely basis or failed to file any required report or form.

Executive Compensation
- - ----------------------

         The following table sets forth the compensation of the Company's executive officers who earned over $100,000 in salary and bonus for fiscal 1996.


                                                                                              Long Term             All Other
                                                                                             Compensation         Compensation

                                                                                          ------------------
                                                  Annual Compensation                           Awards
                               ------------------------------------------------------------------------------------------------

Name and                                                             Other Annual             Number of
Principal Position   Year           Salary          Bonus          Compensation(1)             Options
- - ------------------   ----           ------          -----          ---------------             -------
David D. Hoguet      1996          $230,000           $39,440           $1,045                    -
Chairman of the      1995           216,470            47,375            1,945                    -
Board of
Directors, Chief
Executive Officer

Blair D. Neller      1996          $230,000           $39,440           $1,598                    -
President, Chief     1995           216,470            47,375            2,218                    -
Operating Officer

Jeffery D. Pederson  1996           $85,211           $23,000           $1,211                    -
Executive Vice       1995(2)         69,353            25,000              411                    -
President

(1)      Represents  matching  contributions made by the Company under its 401(k) savings plans and, for Mr. Neller and Mr.
         Pederson,  also includes term life insurance  premiums.  Life insurance  premiums for Mr. Neller were $553 for both years.  Life insurance premiums for Mr. Pederson were $129 in fiscal 1996 and $40 in fiscal 1995.

(2)      Represents less than a full year as Mr. Pederson was not employed by the Company until April 11, 1994.

       No stock options were granted to or held by any of the executive officers named in the compensation table above during fiscal 1996.

Report of the Compensation Committee
- - ------------------------------------

       Following the Company's Offering, the Board of Directors established a Compensation Committee consisting of its three outside directors, namely, Messrs. Griffin, Meisel and Parise. The Compensation Committee is to establish compensation for executive officers by setting salaries, establishing bonus plans, making bonus awards and awarding stock options.

       At its first meeting since its formation held on March 7, 1996, the Committee reviewed the Company's compensation philosophy over the past several years as a prelude to its later planned work in determining salaries, bonuses and stock-based incentive programs.

       Salaries paid Messrs. Hoguet, Neller and Pederson for fiscal 1996 were established by the full Board of Directors prior to Globe becoming a public corporation. Those determinations were based on management's subjective evaluation of the responsibilities, capacity and performance of the executive officers. At its April 23, 1996 meeting, the Compensation Committee approved increases of $10,000 in the salaries paid to Messrs. Hoguet and Neller effective April 1, 1996.

       Bonuses for fiscal 1996, which were based upon formulas established by BancBoston Ventures, Inc. and the Board prior to Globe becoming a public corporation, were determined and approved by the Compensation Committee at its April 23, 1996 meeting. At that meeting, the Compensation Committee also approved performance-based formulas that will be used in determining bonuses for fiscal 1997.

Compensation Committee

William R. Griffin, Chairman
Thomas C. Parise
Alvin Z. Meisel

Compensation Committee Interlocks and Insider Participation
- - -----------------------------------------------------------

         Prior to the Offering, management's compensation was established by the Board of Directors, composed of Messrs. Hoguet and Neller, who are officers of Globe, and Mr. Meisel.

         As consideration for his 50% interest in the predecessor companies which Globe acquired in 1989, Mr. Meisel and his wholly-owned corporation, Meisel Investments, Inc., received cash; all the real estate owned by the predecessor companies, subject to the associated mortgages; a note for $1.5 million; 381,428 shares of the Company's Common Stock; and 1,000 shares of Series D Preferred Stock. Mr. Meisel subsequently caused the shares of Series D Preferred Stock to be transferred to Mr. Hoguet as custodian for Mr. Hoguet's minor children and all such shares were exchanged for 46,751 shares of Common Stock simultaneously with the closing at the Offering. In January 1993, Meisel Investments, Inc. exchanged the $1.5 million note for 3,000 shares of the Company's Series C Preferred Stock. The Series C Preferred Stock had a liquidation value of $500 per share and an annual dividend rate equal to the prime rate, but not to exceed 11% per annum. Cash dividends of $31,693 and payment-in-kind dividends of $113,858 consisting of 227.7152 additional shares of Series C Preferred Stock, were paid during fiscal 1996. Prior to the Offering, Meisel Investments, Inc. gifted 263.3649 shares of Series C Preferred Stock to charity. All of the Series C Stock was redeemed with proceeds from the Offering.

         Both Meisel Investments, Inc. and NHA(2) Partners, a general partnership owned equally by David D. Hoguet and Blair D. Neller, lease property to the Company. The Company believes that the terms of all of these leases are similar to those prevailing for similar properties which could be obtained from unrelated parties. Globe leases five properties from Meisel Investments, Inc. Each of those leases was renewed effective May 1, 1994 for a five year term. The Company made lease payments in fiscal 1996 of $652,812 to Meisel Investments, Inc. Globe leases one property from NHA(2) Partners which was renewed for five years commencing February 1, 1996 at an annual rental of $120,000. The Company made lease payments of $103,500 to NHA(2) Partners in fiscal 1996. Additionally, Messrs. Hoguet and Neller have an option to purchase certain property currently owned and leased to the Company by an unaffiliated entity.

         In July 1993, the Company loaned $100,000 to Mr. Neller in connection with his move to Phoenix to oversee the Company's newly acquired western operations. Interest at the prime rate, accrued on the loan from July 1994 to February 1996. Mr. Neller repaid the loan and all accrued interest in February 1996.

         Following the Offering the Company redeemed preferred shares owned by certain directors, executive officers and principal shareholders, resulting in the following payments: Mr. Hoguet - $250,358; Mr. Neller - $243,797; Mr. Meisel
- - - $1,806,826; and BancBoston Ventures Inc. - $3,828,055. In addition, Mr. Hoguet, as custodian for his minor children, exchanged Series D Preferred Stock for 46,751 shares of Common Stock and accrued dividends of $167,712 were paid. In connection with the Offering, BancBoston Ventures Inc. exercised a warrant to purchase 687,229 shares of Common Stock issued to it as part of a 1993 financing for the nominal amount of $3.60 and such shares were included in the Offering.

                                  OTHER MATTERS

       Globe is not aware of any other matters to be presented at the meeting other than those specified in the notice.

       By order of the Board of Directors




May 30, 1996                                       Victoria L. Chester
                                                   Secretary

[GLOBE LOGO]            GLOBE BUSINESS RESOURCES, INC.



The undersigned hereby appoints DAVID D. HOGUET and BLAIR D. NELLER, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Globe Business Resources, Inc. to be held on July 9, 1996 at 2:00 P.M. Eastern Time at the Sharonville Convention Center, 11355 Chester Road, Cincinnati, Ohio 45246 or any adjournment of such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Authority to establish the number of directors to be elected at the meeting at five (5).

                [ ] FOR         [ ] AGAINST          [ ] ABSTAIN
2.      Authority to elect as directors the five (5) nominees listed below:
                [ ] FOR                 [ ] WITHHOLD AUTHORITY

                DAVID D. HOGUET, BLAIR D. NELLER, ALVIN Z. MEISEL, WILLIAM R. GRIFFIN AND THOMAS C. PARISE

        WRITE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

        __________________________________.
      (This proxy is continued and is to be signed on the reverse side)

3. Ratification of the appointment of Price Waterhouse LLP as independent public accountants for fiscal 1997.
                [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS RECOMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.



                                                            NUMBER OF SHARES

                                    Date___________________________, 1996

                                    _____________________________________

                                    _____________________________________
                                    (Important: Please sign exactly as name
                                    appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS